UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

February 11, 2010

INFINERA CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-33486	77-0560433
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

169 Java Drive

Sunnyvale, CA 94089

(Address of principal executive offices, including zip code)

(408) 572-5200

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d)(1) On February 10, 2010, the Board of Directors (the “Board”) of Infinera Corporation (the “Company”) appointed Philip Koen to the Board,

(2) There are no arrangements or understandings between Mr. Koen and any other persons pursuant to which Mr. Koen was appointed a director of the Company.

(3) Mr. Koen was named to the Board’s Audit committee.

(4) There are no transactions in which Mr. Koen has an interest requiring disclosure under Item 404(a) of Regulation S-K.

(5) Mr. Koen will receive compensation for his service on the Board in accordance with the Company’s standard compensatory arrangement for non-employee directors. As part of this compensation the Board granted Mr. Koen a stock option for 100,000 shares the Company’s common stock, one half of which shall vest 12 months after grant and the balance of which shall vest monthly over a period of 24 months thereafter. Mr. Koen will also enter into a director indemnification agreement with the Company in the form previously filed with the SEC.

A copy of the Company’s February 11, 2010 press release announcing Mr. Koen’s election to the Board is attached hereto as Exhibit 99.1

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description

99.1	Press release dated February 11, 2010

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INFINERA CORPORATION

Date: February 11, 2010	By:	/s/ MICHAEL O. MCCARTHY III
Michael O. McCarthy III Chief Legal Officer